Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases First Quarter 2016 Results

TAPPAHANNOCK, Va., April 25, 2016 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three months ended March 31, 2016.

Performance Summary

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2016	2015
Net income (1)	$ 2,227	$ 1,609
Net income available to common shareholders (1)	$ 2,227	$ 1,389
Basic and diluted net income per common share	$ 0.12	$ 0.08
Return on average assets (annualized)	0.70%	0.48%
Return on average common shareholders' equity (annualized)	8.34%	5.63%
Net interest margin (tax equivalent basis)(2)	3.78%	4.00%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company's Series A Preferred Stock.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three month periods ended  March 31, 2016 and 2015 contained in this release.

The Company's results for the three months ended March 31, 2016 were directly impacted by an increase in average balances of loans, senior subordinated debt and short-term borrowings during the three months ended March 31, 2016 as compared to the same period in 2015. Loan yields declined 14 basis points for the three months ended March 31, 2016 as compared to the same period of 2015, with 8 basis points of the decline a result of lower accretion of fair value adjustments related to the acquisition of Virginia Company Bank ("VCB") in November 2014. Also, as previously disclosed, the Company engaged an independent consultant to conduct a comprehensive assessment of its operations during the first half of 2015. The assessment identified operating efficiencies and revenue enhancement opportunities. The Company has leveraged the assessment's findings and, since the second half of 2015, has begun to realize targeted increases in revenues and declines in certain noninterest expenses, particularly salaries and employee benefits expense.

Additionally, during the second quarter of 2015, the Company completed a private placement of $20.0 million in senior subordinated debt. A portion of these proceeds were used to redeem both its outstanding warrants with the U.S. Department of Treasury ("Treasury") and the remaining $9.0 million of its Series A Preferred Stock related to the Troubled Asset Relief Program ("TARP") that was originally issued during January 2009. During the fourth quarter of 2015, the Company completed an offer to exchange all $20.0 million of the senior subordinated notes for identical notes that were registered under the Securities Act of 1933. The issuance of the senior subordinated debt was a significant driver of higher interest expense and a lower net interest margin during the three months ended March 31, 2016 as compared to the same period in 2015.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am very pleased and encouraged with the continued progress we have made as a Company during the first quarter of 2016. Our employees and Board of Directors are focused and passionately working together on our company-wide efforts to grow and improve profitability while enhancing the quality of the products and services we offer to our customers. We generated strong loan growth of 3.2% during the fourth quarter of 2016, which was our fourth straight quarter of loan growth, and which contributed to loan growth of 11.4% during the last twelve months. We firmly believe that our focus on total relationship banking is a driving force of our growth."

Shearin continued, "We have kept our strategic initiatives in the forefront and continue to drive operating efficiencies and revenue enhancements that are reflected in both our bottom line and other key profitability metrics. For the first quarter of 2016, as compared to the same period of 2015, we are reporting an increase in net income available to common shareholders of 60.3%, an increase in annualized return on average assets of 22 basis points to 0.70%, and an increase in annualized return on average common shareholders' equity of 271 basis points to 8.34%. In conjunction with loan growth driving our profitability, we have focused internally on maximizing our efficiencies and enhancing our customer experience. The impact of our internal improvements is evident in the reduction of noninterest expenses by 5.5% during the first quarter of 2016 when compared to the same period of 2015. Throughout the balance of 2016 and forward, as a company we will continue to use our strategic and financial flexibility to take advantage of growth opportunities that we expect to emerge through improving market conditions and industry consolidation that we believe will improve our performance, profitability and increase the value of our company. Given our overall financial performance, I am also pleased to announce that the Board of Directors declared another cash dividend of $0.02 per share of common stock and Series B Preferred Stock payable on May 20, 2016 to shareholders of record as of May 6, 2016."

For the three months ended March 31, 2016, the following were significant factors in the Company's reported results:

  Increase in net interest income of $441 thousand from the same period in 2015, principally due to a $762 thousand increase in interest and fees on loans driven primarily by loan growth, partially offset by an increase in interest expense primarily associated with the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) decreased 22 basis points to 3.78% during the first quarter of 2016 as compared to 4.00% for the same period of 2015 primarily due to a decline in yields on the loan portfolio and the impact of interest incurred on the senior subordinated debt;
  Net accretion attributable to accounting adjustments related to the VCB acquisition was $56 thousand for the first quarter of 2016, as compared to $179 thousand in the same period of 2015;
  Nonperforming assets at March 31, 2016 increased $841 thousand from December 31, 2015, primarily due to a $453 thousand increase in nonaccrual loans and a $378 thousand increase in other real estate owned. Nonperforming assets at March 31, 2016 decreased $1.3 million from March 31, 2015, primarily due to a $1.3 million decrease in nonaccrual loans and a $857 thousand decrease in other real estate owned, partially offset by an increase of $887 thousand in loans past due 90 days and accruing interest;
  Decrease in salaries and employee benefits of $240 thousand from the same period in 2015, primarily due to reductions in staff levels during 2015 that were driven by operating efficiencies identified in the aforementioned comprehensive assessment of our operations;
  Increased collection, repossession and other real estate owned expense of $76 thousand from the same period in 2015 due to increased collections costs associated with classified assets;
  Decrease in merger and merger related expenses of $221 thousand due to certain costs incurred during the first quarter of 2015 associated with the VCB acquisition that were not repeated in 2016; and
  No effective dividend on preferred stock in the first quarter of 2016 as compared to $220 thousand from the same period of 2015. This was due to the redemption of the remaining 14,000 shares of the Company's Series A Preferred Stock in transactions completed during the first and second quarters of 2015.

Operations Analysis

The following table presents average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three months ended March 31, 2016 and 2015.

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)
	Three Months Ended March 31,
	2016			2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 251,217	$ 1,506	2.41%	$ 213,674	$ 1,202	2.28%
Restricted securities	8,984	115	5.15%	7,787	108	5.62%
Tax exempt (2)	10,508	100	3.84%	38,211	375	3.98%
Total securities	270,709	1,721	2.56%	259,672	1,685	2.63%
Interest bearing deposits in other banks	8,321	10	0.48%	6,966	4	0.23%
Federal funds sold	142	-	0.00%	277	-	0.00%
Loans, net of unearned income (3)	895,742	10,953	4.92%	817,046	10,191	5.06%
Total earning assets	1,174,914	12,684	4.34%	1,083,961	11,880	4.44%
Less allowance for loan losses	(11,221)			(12,906)
Total non-earning assets	111,556			113,691
Total assets	$ 1,275,249			$ 1,184,746

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 303,348	$ 276	0.37%	$ 281,337	$ 254	0.37%
Savings	99,422	41	0.17%	91,325	30	0.13%
Money market savings	164,539	196	0.48%	165,751	194	0.47%
Time deposits	241,798	558	0.93%	242,114	573	0.96%
Total interest-bearing deposits	809,107	1,071	0.53%	780,527	1,051	0.55%
Federal funds purchased and repurchase
agreements	5,530	7	0.51%	11,735	18	0.62%
Short-term borrowings	114,696	122	0.43%	82,435	42	0.21%
Junior subordinated debt	10,310	88	3.43%	10,310	80	3.15%
Senior subordinated debt	19,033	351	7.42%	-	-	0.00%
Total interest-bearing liabilities	958,676	1,639	0.69%	885,007	1,191	0.55%
Noninterest-bearing liabilities
Demand deposits	180,038			161,643
Other liabilities	7,591			6,754
Total liabilities	1,146,305			1,053,404
Shareholders' equity	128,944			131,342
Total liabilities and shareholders' equity	$ 1,275,249			$ 1,184,746

Net interest income (2)		$ 11,045			$ 10,689

Interest rate spread (2)(4)			3.65%			3.89%
Interest expense as a percent of
average earning assets			0.56%			0.45%
Net interest margin (2)(5)			3.78%			4.00%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $30 adjustment for 2016 and a $115 adjustment in 2015.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the first quarter of 2016 increased $441 thousand, or 4.2%, when compared to the first quarter of 2015. The Company's net interest margin (tax equivalent basis) decreased to 3.78% for the three months ended March 31, 2016, representing a 22 basis point decrease over the Company's net interest margin (tax equivalent basis) for the three months ended March 31, 2015. The quarter-over-quarter decline in the net interest margin (tax equivalent basis) was primarily driven by lower loan yields as a result of competitive pressures in the historically low rate environment, lower accretion of fair value adjustments related to the VCB acquisition and increased interest expense as a result of the private placement of $20.0 million of senior subordinated debt in April 2015. These margin pressures were largely offset in the Company's results for the quarter ended March 31, 2016, as compared to 2015, by the impact of increases in average loan balances. The most significant factors impacting net interest income during the three month period ended March 31, 2016 were as follows:

Positive Impacts:

  Increases in average loan balances, primarily due to organic loan growth and loan purchases, partially offset by lower loan yields; and
  Increases in average balances of total investment securities, partially offset by decreases in average yields earned.

Negative Impact:

  Private placement of $20.0 million of senior subordinated debt resulting in increases to total average interest-bearing liabilities and related interest expense;
  Increases in average short-term borrowings balances and rates paid, primarily due to loan growth outpacing deposit growth and other strategic initiatives; and
  The Company experienced higher average interest-bearing deposit balances during the three months ended March 31, 2016 over the comparable 2015 period, primarily due to customer growth. However, average rates paid on total interest-bearing deposits decreased 2 basis points for the three months ended March 31, 2016 over the comparable period in 2015. The result was a slight increase in interest expense attributable to the Company's deposit portfolio.

Total interest and dividend income

Total interest and dividend income increased 7.6% for the three months ended March 31, 2016, as compared to the same period in 2015. The increase in total interest and dividend income during the three months ended March 31, 2016 was primarily driven by an increase in average loan and investment securities balances, partially offset by a decrease in average loan and investment securities yields.

Loans

Average loan balances increased for the three month period ended March 31, 2016, as compared to the same period in 2015, primarily due to organic loan growth and the purchase of $29.5 million in performing one-to-four family residential mortgage loans, consumer loans and government guaranteed loans between June 2015 and March 2016. Loan growth during the first quarter of 2016 outpaced our internal targets. However, loan growth in our rural markets, especially with respect to consumer loans, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. The Company's average loan balances increased $78.7 million for the three months ended March 31, 2016 as compared to average loan balances for the same period in 2015. Total average loans were 76.2% of total average interest-earning assets for the three months ended March 31, 2016, compared to 75.4% for the three months ended March 31, 2015.

Investment securities

Average total investment securities balances increased 4.3% for the three month period ended March 31, 2016 as compared to the same period in 2015. The overall increase was the result of measured loan demand in the Company's markets, management of the Company's liquidity needs to support its operations and funds provided by deposit growth, partially offset by a lack of investment opportunities with acceptable risk-adjusted rates of return. The Company remains committed to its long-term target of managing the investment securities portfolio to comprise 20% of the Company's total assets. The yields on average investment securities decreased 7 basis points for the three months ended March 31, 2016, as compared to the same period in 2015. The decrease in yields on average investment securities during the three month period ended March 31, 2016, as compared to the same period in 2015, was driven by a lower allocation of the investment securities portfolio to SBA Pool securities and tax exempt municipal securities, both of which also tend to be higher-yielding segments of the Company's investment securities portfolio. These decreases were partially offset by higher interest rates and a greater allocation of the investment securities portfolio to higher yielding Agency CMO securities, Agency CMBS securities and taxable municipal securities.

Interest-bearing deposits

Average total interest-bearing deposit balances increased for the three month period ended March 31, 2016, as compared to the same period in 2015, primarily due to organic deposit growth that was in part driven by the Company's marketing and advertising initiatives.

Borrowings

Average total borrowings increased for the three month period ended March 31, 2016, as compared to the same period in 2015, primarily due to the issuance of $20.0 million in senior subordinated debt in April 2015 and increased short-term borrowings. Average short-term borrowings increased for the three month period ended March 31, 2016, as compared to the same period in 2015, due to additional short-term FHLB advances to fund loan growth and other strategic initiatives.

Noninterest Income

The following table depicts the components of noninterest income for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
(dollars in thousands)	2016	2015	Change $	Change %
Service charges and fees on deposit accounts	$ 739	$ 663	$ 76	11.5%
Other operating income	354	465	(111)	-23.9%
Debit card/ATM fees	397	363	34	9.4%
Gain on sale of available for sale securities, net	65	25	40	160.0%
(Loss) gain on sale of bank premises and equipment	(4)	3	(7)	-233.3%
Total noninterest income	$ 1,551	$ 1,519	$ 32	2.1%

Key changes in the components of noninterest income the three months ended March 31, 2016, as compared to the same period in 2015, are discussed below:

  Service charges and fees on deposit accounts increased primarily due to increases in service charge, overdraft and NSF fees on checking accounts;
  Other operating income decreased primarily due to lower earnings from the Bank's subsidiaries and its investment in Bankers Insurance, LLC, partially offset by higher earnings from the Bank's investment in Southern Trust Mortgage, LLC. Additionally, other operating income includes earnings from the Bank's investment in Bankers Title, LLC and losses from the Bank's investment in housing equity funds;
  Debit card/ATM fees increased primarily due to an increase in debit card fees driven by a higher utilization rate of debit cards by our customer base; and
  Gain on sale of available for sale securities, net increased for the first quarter of 2016 compared to the same period of 2015 primarily as a result of the Company adjusting the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy.

Noninterest Expense

The following table depicts the components of noninterest expense for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
(dollars in thousands)	2016	2015	Change $	Change %
Salaries and employee benefits	$ 5,248	$ 5,488	$ (240)	-4.4%
Occupancy and equipment expenses	1,430	1,514	(84)	-5.5%
FDIC expense	203	172	31	18.0%
Collection, repossession and other real estate owned	165	89	76	85.4%
Loss on sale of other real estate owned	1	32	(31)	-96.9%
Impairment losses on other real estate owned	-	5	(5)	-100.0%
Merger and merger related expenses	-	221	(221)	-100.0%
Other operating expenses	2,372	2,446	(74)	-3.0%
Total noninterest expenses	$ 9,419	$ 9,967	$ (548)	-5.5%

Key changes in the components of noninterest expense for the three months ended March 31, 2016, as compared to the same period in 2015, are discussed below:

  Salaries and employee benefits decreased primarily due to the reduction in staff levels initiated in the second half of 2015 (which was driven by operating efficiencies identified in the aforementioned comprehensive assessment of our operations), increased deferred compensation on loan originations and reduced commissions. These decreases were partially offset by an increase in group insurance expense, recruiter fees, bonuses and other incentive compensation;
  FDIC expense increased due to a higher assessment base in the first quarter of 2016 as compared to the first quarter of 2015;
  Collection, repossession and other real estate owned expenses increased for the first quarter of 2016 due to increases in collection costs associated with classified assets;
  Loss on sale of other real estate owned recorded during the first quarter of 2015 was primarily due to the resolution and disposition of a distressed property that was sold during that period, with minimal losses occurring during the same period in 2016; and
  Merger and merger related expenses incurred during the first quarter of 2015 were related to the acquisition of VCB in 2014, and no similar expenses were incurred during the same period in 2016.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of March 31, 2016 and December 31, 2015 are as follows:

	March 31,	December 31,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,286,185	$ 1,270,384	$ 15,801	1.2%
Interest bearing deposits with banks	3,067	18,304	(15,237)	-83.2%
Securities available for sale, at fair value	236,496	230,943	5,553	2.4%
Securities held to maturity, at carrying value	29,472	29,698	(226)	-0.8%
Total loans	908,950	880,778	28,172	3.2%
Total deposits	998,880	988,719	10,161	1.0%
Total borrowings	149,925	148,760	1,165	0.8%
Total shareholders' equity	130,514	126,275	4,239	3.4%

Key balance sheet components as of March 31, 2016 and 2015 are as follows:

	March 31,	March 31,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,286,185	$ 1,194,158	$ 92,027	7.7%
Interest bearing deposits with banks	3,067	11,772	(8,705)	-73.9%
Securities available for sale, at fair value	236,496	225,797	10,699	4.7%
Securities held to maturity, at carrying value	29,472	31,495	(2,023)	-6.4%
Total loans	908,950	816,207	92,743	11.4%
Total deposits	998,880	958,157	40,723	4.3%
Total borrowings	149,925	97,722	52,203	53.4%
Total shareholders' equity	130,514	131,958	(1,444)	-1.1%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for loan losses.

The following table depicts the net charge-off activity for the three months ended March 31, 2016 and 2015:

	Three months ended March 31,
(dollars in thousands)	2016	2015
Net charge-offs	$ 408	$ 363
Net charge-offs to average loans (annualized)	0.18%	0.18%

The following table depicts the level of the allowance for loan losses as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Allowance for loan losses	$ 10,936	$ 11,327	$ 12,658
Allowance for loan losses to period end loans	1.20%	1.29%	1.55%
Allowance for loan losses to nonaccrual loans	165.31%	183.43%	159.41%
Allowance for loan losses to nonperforming loans	141.25%	155.34%	154.75%

The following table depicts the level of nonperforming assets as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Nonaccrual loans	$ 6,616	$ 6,175	$ 7,940
Loans past due 90 days and accruing interest	1,127	1,117	240
Total nonperforming loans	$ 7,743	$ 7,292	$ 8,180
Other real estate owned ("OREO")	898	520	1,755
Total nonperforming assets	$ 8,641	$ 7,812	$ 9,935

Nonperforming assets to total loans and OREO	0.95%	0.89%	1.21%

The following tables present the change in the balances of OREO and nonaccrual loans for the three months ended March 31, 2016:

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2015	$ 520	Balance at December 31, 2015	$ 6,175
Transfers from loans	466	Loans returned to accrual status	(489)
Capitalized costs	-	Net principal curtailments	(787)
Sales proceeds	(87)	Charge-offs	(654)
Impairment losses on valuation adjustments	-	Loan collateral moved to OREO	(466)
Loss on disposition	(1)	Loans placed on nonaccrual during period	2,837
Balance at March 31, 2016	$ 898	Balance at March 31, 2016	$ 6,616

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Performing TDRs	$ 15,158	$ 15,535	$ 14,881
Nonperforming TDRs*	1,209	1,300	3,685
Total TDRs	$ 16,367	$ 16,835	$ 18,566

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Exchange Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance of portions of the Company's asset portfolio, future changes to the Bank's branch network and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the Company's liquidity; (vi) statements of management's expectations regarding future trends in interest rates, real estate values, business opportunities and economic conditions generally and in the Company's markets; (vii) statements regarding future asset quality, including expected levels of charge-offs; (viii) statements regarding potential changes to laws, regulations or administrative guidance; (ix) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives; and (x) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, including with respect to the implementation of the Basel III capital framework and related rules for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the effects of cyber-attacks or other security breaches;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  future mergers or acquisitions, if any;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets, including in the event the Company experiences an ownership change as defined by section 382 of the code;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC.

Selected Financial Information
(dollars in thousands, except per share data)	Three months ended March 31,
Statements of Income	2016	2015
Interest and dividend income	$ 12,654	$ 11,765
Interest expense	1,639	1,191
Net interest income	11,015	10,574
Provision for loan losses	17	-
Net interest income after provision for loan losses	10,998	10,574

Service charges and fees on deposit accounts	739	663
Other operating income	354	465
Debit card/ATM fees	397	363
Gain on sale of available for sale securities, net	65	25
(Loss) gain on sale of bank premises and equipment	(4)	3
Noninterest income	1,551	1,519

Salaries and employee benefits	5,248	5,488
Occupancy and equipment expenses	1,430	1,514
FDIC expense	203	172
Collection, repossession and other real estate owned	165	89
Loss on sale of other real estate owned	1	32
Impairment losses on other real estate owned	-	5
Merger and merger related expenses	-	221
Other operating expenses	2,372	2,446
Noninterest expenses	9,419	9,967

Income before income taxes	3,130	2,126
Income tax expense	903	517
Net income	$ 2,227	$ 1,609
Less: Effective dividend on preferred stock	-	220
Net income available to common shareholders	$ 2,227	$ 1,389
Net income per common share: basic and diluted	$ 0.12	$ 0.08

Selected Ratios
Return on average assets (annualized)	0.70%	0.48%
Return on average common shareholders' equity (annualized)	8.34%	5.63%
Net interest margin (tax equivalent basis)	3.78%	4.00%
Period End Balances
Investment securities	$ 275,013	$ 264,707
Loans, net of unearned income	908,950	816,207
Total assets	1,286,185	1,194,158
Total deposits	998,880	958,157
Total borrowings	149,925	97,722
Total shareholders' equity	130,514	131,958
Book value per common share	8.44	7.87
Average Balances
Investment securities	$ 270,709	$ 259,672
Loans, net of unearned income	895,742	817,046
Total earning assets	1,174,914	1,083,961
Total assets	1,275,249	1,184,746
Total deposits	989,145	942,170
Total borrowings	149,569	104,480
Total shareholders' equity	128,944	131,342
Asset Quality at Period End
Allowance for loan losses	$ 10,936	$ 12,658
Nonperforming assets	8,641	9,935
Net charge-offs	408	363
Net charge-offs to average loans	0.18%	0.18%
Allowance for loan losses to period end loans	1.20%	1.55%
Allowance for loan losses to nonaccrual loans	165.31%	159.41%
Allowance for loan losses to nonperforming loans	141.25%	154.75%
Nonperforming assets to total assets	0.67%	0.83%
Nonperforming assets to total loans and other real estate owned	0.95%	1.21%
Other Information
Number of shares outstanding - period end	13,093,135	13,023,550
Average shares outstanding - basic	13,035,249	12,985,429
Average shares outstanding - diluted	18,275,441	18,225,621

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047